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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:
                        [ ] Preliminary Proxy Statement.
         [ ] Confidential, for Use of The Commission Only (As Permitted
                              By Rule 14a-6(e)(2)).
                         [ ] Definitive Proxy Statement.
                      [ ] Definitive Additional Materials.
               [X] Soliciting Material Pursuant to Section 14a-12

                          BUTLER MANUFACTURING COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

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                      Filed by Butler Manufacturing Company
                             Pursuant to Rule 14a-12
                     of the Securities Exchange Act of 1934
                  Subject Company: Butler Manufacturing Company
                         Commission File No.: 001-12335

The following Letter to Employees and Backgrounder were provided to the employees of Butler Manufacturing Company ("Butler"), and the following Announcement Questions and Answers was provided to members of Butler's management in connection with Butler and BlueScope Steel Limited, an Australian corporation ("BlueScope"), entering into an Agreement and Plan of Merger, dated as of February 15, 2004, pursuant to which BSL Acquisition Corporation, a wholly-owned subsidiary of BlueScope, will merge with and into Butler (the "Merger"), and Butler will become a wholly-owned subsidiary of BlueScope.

                                [BUTLER(R) LOGO]

    Butler Manufacturing Company, Intra-Company Correspondence, Kansas City,
                                    Missouri

February 15, 2004

To: Butler Associates

From: John Holland, Chairman & CEO

I want to let you know about an exciting development important to our company's future. Yesterday evening we announced BlueScope Steel Limited will acquire Butler. While there are a number of steps to complete before this transaction is finalized, I wanted to share this significant step and give you my perspective on where we go from here. I thank you for your commitment and patience as we continue efforts to do what is best for shareholders, customers and associates.

BlueScope is attracted to Butler for several reasons. We have a wonderful culture and strong brands that will be significantly enhanced by BlueScope's ownership. They have a successful track record and commitment to grow their business - a goal that we share at Butler. The culture and values of Butler and BlueScope are quite similar and the future, with BlueScope's support,

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expands the possibilities to grow and learn, to improve and to continue to embrace change for the better.

You may be asking what happens now? As I mentioned at the outset of my letter, we have a number of steps to navigate. We will begin immediately to work on a proxy statement to submit to the SEC. Once the proxy is approved, we will schedule a special meeting of Butler shareholders to approve the transaction. There are regulatory and other business requirements to address in transactions of this nature. During this interim period, which could extend well into the spring, I call on all of you to remain absolutely committed to delivering value to our owners, customers and supporting each other. As the transaction progresses, I am committed to keeping our associates informed and provide as much information as we can.

BlueScope/Butler Announcement - page 2

Let me tell you a little about BlueScope. They are an Australian-based company headquartered in Melbourne, Victoria. The company is traded on the Australian Stock Exchange under the symbol BSL. BlueScope Steel (formerly known as BHP Steel) is the leading steel producer in Australia and New Zealand, supplying the majority of the flat steel products sold in these markets. Their principal customers are in the building and construction, automotive, packaging and general manufacturing industries. While they have been in the steel business for a long time, they became a public company in July 2002, with the separation from BHP Billiton Group. BlueScope has the advantage of beginning its new public life from a strong base, a solid business with an 89-year history, sound values and significant assets.

In a recent letter to all Buildings Group associates, Ron Rutledge commented on the business and the progress we are making. I'd like to share that with you as follows:

         "Our goal is to have the broadest products and services in our industry (which we already have) and to become more cost competitive and to be the clear cut service leader. We are making very good progress on all of these goals, but it is clear, and has always been, that we cannot achieve great things without dedicated, talented, creative and determined people. We are blessed to have a strong nucleus of these kinds of people and, as I am sure

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         you agree, we should all be appreciative of the opportunity to work with such outstanding associates that are working hard to create a successful enterprise for the many years ahead."

I add my thanks to Ron's for all the hard-working and dedicated Butler associates who are helping make the tough changes that are essential to our future success. We are enthusiastic about the opportunities in front of us as we join forces with a very successful company. We begin an exciting future, mindful of Butler's history of innovation and success, its resilience in confronting difficult times and most important, the strength of character of Butler Associates - let's keep the Butler Spirit burning!

               Thank you for your continued commitment to Butler,
                               /s/ John J. Holland


BSL CORPORATE BACKGROUNDER


MEDIA BACKGROUND: BLUESCOPE STEEL LIMITED

     -   Largest steel producer in Australia and New Zealand

     - Flat steel producer manufacturing steel slab, hot and cold rolled coil, plate, tinplate and metallic painted and coated steel products such as the market-leading COLORBOND(R) and ZINCALUME(R) steel brands.

     - Listed on the Australian Stock Exchange in July 2002, one of the 40 largest companies in Australia by market capitalisation, with shareholder equity of about US$3 billion. Annual revenues exceed US$4 billion.

     - Established in 1915, BlueScope Steel, then known as BHP Steel, was one of the major operating divisions of BHP Limited (now BHP Billiton Limited), which is today the largest diversified resources company in the world.

     -   Headquartered in Melbourne, Australia

     - Customers are in the building and construction, packaging, automotive and general manufacturing industries.

     - Export steel slab and hot rolled coil from Australia and New Zealand to Asia and North America.

     - In Asia, main focus is on building and construction industry customers and the provision of value-added coated and painted steel products for landmark buildings, sporting facilities, factories and commercial premises, offices, schools and houses. A growing part of Asian business is the design, fabrication and installation of pre-engineered buildings, for applications as diverse as chicken farms, aircraft hangars, medical clinics and emergency housing.

     - In the United States BlueScope Steel owns 50 per cent of North Star BHP Steel mini-mill in Delta, Ohio, which produces hot rolled coil for coil processors and cold rolled strip producers, service centres, original equipment manufacturers and other steel companies.

     - Approximately 11,000 employees in 20 countries at more than 60 manufacturing, sales and marketing, transport and office sites.

     - BlueScope Steel has a long-term growth strategy to increase the proportion of higher value-added products we provide, and to become a solutions provider, particularly for the building and construction industry -- a strategy that differentiates us from other steel companies.




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ANNOUNCEMENT QUESTIONS AND ANSWERS

Q:       WHY ARE WE BEING ACQUIRED?

A: To strengthen our financial operations and perpetuate the Butler legacy. On October 30, 2003, Butler's Board of Directors authorized management to explore various strategic options for the company, including solicitation of private investment capital, asset sales and the sale of the company. Over the past several months, at the invitation of the Butler Board, BlueScope Steel has undertaken extensive due diligence of the Butler business.

         Being part of the BlueScope Steel organization will accelerate the revitalization of our North American Buildings operations and enable BlueScope Steel to combine forces with Butler's outstanding China business. Today's announcement also opens the door to more global business opportunities for us. With the addition of Butler, BlueScope Steel will become the number one supplier of pre-engineered metal buildings in the United States and in China. They will also become a leading supplier of architectural products with the acquisition of Vistawall. There is also good long-term potential for the Butler product/service offering to be extended to BlueScope's customers in Southeast Asia, Australia, and New Zealand.

Q:       WHY BLUESCOPE? DID WE CONSIDER OTHER PARTNERS?

A: More than one company was interested in us, but BlueScope was the most committed. BlueScope is the largest steel producer in Australia and New Zealand with shareholder equity of about US$3 billion. Because our operations and product offerings are complimentary, today's announcement opens the door to more global business opportunities for us. With the addition of Butler, BlueScope Steel will become the number one supplier of pre-engineered metal buildings in the United States and in China, and a leading supplier of architectural products in the United States. There is also good long-term potential for the Butler product/service offering to be extended to BlueScope Steel's customers in Southeast Asia, Australia, and New Zealand.

Q:       WHAT IS BLUESCOPE'S INDUSTRY REPUTATION? ARE THEY GOOD PEOPLE?

A: This is a good business fit and a good cultural fit. Butler is attractive to BlueScope for several reasons, including our corporate culture and our strong brands. Butler and BlueScope share the same high standards and commitment to safety and environmental protection.

Q:       HOW MUCH WILL BLUESCOPE'S INITIAL INVESTMENT BE?

A: BlueScope Steel will offer US$22.50 per share for approximately 6.4 million shares, and assume net debt of US$60 million, representing a total outlay of US$204 million (A$260 million), placing Butler on sound financial footing.

Q:       WHAT ARE THE FINANCIAL ARRANGEMENTS FOR THE DEAL?

A: Butler and BlueScope Steel have reached agreement on the terms of the merger, and Butler's Board of Directors will recommend to Butler shareholders acceptance of BlueScope Steel's offer. The acquisition of Butler will be subject to approval by regulatory authorities in the United States. Butler shareholders are expected to vote on the proposed acquisition in April.

Q:       WHAT IS THE TIMETABLE/SCHEDULE FOR THE ACQUISITION?

A: Pending shareholder and regulatory approval, Butler and BlueScope Steel expect the acquisition of Butler Manufacturing Company to be complete within 60-90 days. During that time, we will continue efforts to do what is best for shareholders, customers and associates.

Q:       WILL OUR NAME CHANGE?

A: It's too early to tell how this acquisition, when completed, will affect our business. We do know that the Butler brand has tremendous equity and is one of the primary reasons BlueScope was attracted to us.

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Q:       ARE THERE AREAS OF OVERLAP THAT COULD AFFECT JOBS?

A: Until the deal is completed, it is too early to say. Certainly, there could be synergies, but we also believe our two organizations are complementary.

Q:       WILL THIS AFFECT OUR DAY-TO-DAY JOB RESPONSIBILITIES?

A: Until the deal is completed, it is too early to say. What is critically important now is that we continue to focus on providing high-quality service to Butler Builders and their customers.

Q:       WILL THE STRUCTURE OF OUR COMPANY CHANGE?

A: Again, it's too early to tell whether this deal, when final, will affect how our company is structured. We think Butler's and BlueScope's geographic locations and product offerings are complementary and should make us even more competitive.

Q: WHAT ROLE WILL EMPLOYEES HAVE IN SHAPING THE FINAL STRUCTURE OF THE ORGANIZATION?

A: Each of us plays a very important role. While there are a number of steps to complete before this transaction is finalized, it is up to us to continue providing the same level of quality our shareholders, customers and peers have come to expect. We are enthusiastic about the opportunities in front of us as we join forces with a very successful company.

Q:       HOW WILL THIS AFFECT BUTLER'S GLOBAL OPERATIONS?

A: This will be a good thing for our global business. Butler's and BlueScope Steel geographic locations are complementary and will make us even more competitive. How we will be structured in the future is still being decided.

Q:       WHAT WILL THIS MEAN TO CUSTOMERS?

A: This is good news for customers. They will benefit from our relationship with BlueScope Steel, and both companies will gain an expanded product and solutions portfolio to offer to customers. Butler and BlueScope Steel share the same high standards and commitment to safety and environmental protection - so customers can expect the same quality service in the future. BlueScope Steel recognizes and appreciates Butler's excellent design and technical capabilities, the strength of its brands and its commitment to its customers.

Q:       WILL THE BUSINESS UNITS BE ALLOWED TO SELL EACH OTHER'S PRODUCTS?

A: Yes. Butler's and BlueScope's geographic locations and product offerings are complementary and will make us even more competitive. BlueScope Steel has a long-term growth strategy to increase the proportion of higher value-added products we

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         provide, and to become a solutions provider, particularly for the building and construction industry - a strategy that differentiates them from other steel companies.

Q:       WHAT DOES IT MEAN FROM A FINANCIAL PERSPECTIVE?

A: Being part of their organization will accelerate the revitalization of our North American Buildings operations, support the growth plans of Vistawall and enable BlueScope Steel to combine forces with Butler's outstanding China business to capitalize on the opportunities we have in this dynamic region while opening the door to more global potential. This allows us to continue providing excellent quality and service to our builders and customers while joining a global player that really understands the steel business and the value of downstream products that Butler provides.

Q:       WHAT WILL HAPPEN TO EMPLOYEE BENEFITS?

A: The good news is we are becoming part of a larger global player with lots of clout. But we don't know specifics and won't for some time. There are a number of steps to complete before this transaction is finalized. When we do have information, we will be sure to share with you through normal communication channels.

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In connection with the Merger, Butler will be filing a proxy statement and other relevant documents concerning the transaction with the SEC. The proxy statement will be mailed to the stockholders of Butler. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE MERGER, STOCKHOLDERS OF BUTLER ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Shareholder Relations, Butler Manufacturing Company, 1540 Genessee, Kansas City Missouri 64102 P.O. Box 419917 (Telephone: (816) 968-3000). In addition, documents filed with the SEC by Butler will be available free of charge at the SEC's web site at www.sec.gov. You may also read and copy any reports, statements and other information filed by Butler at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's other public reference rooms. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms.

Butler and BlueScope and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the Butler stockholders in favor of the Merger. Certain executive officers and directors of Butler have interests in the merger, including, among others, change of control payments, acceleration of and/or vesting of restricted stock, deferred compensation and fees and stock options and their ownership of Butler's common stock, and their interests will be described in the proxy statement when it becomes available.

FORWARD-LOOKING STATEMENTS

Statements in this document concerning Butler's business outlook or future economic performance; anticipated profitability, revenues, expenses or other financial items, together with other statements that are not historical facts, are "forward-looking statements" as that term is defined under the Federal Securities Laws. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those stated in such statements. Such risks and uncertainties include, but are not limited to, industry cyclicality, fluctuations in customer demand and order pattern, the seasonal nature of the business, changes in pricing or other actions by competitors, and general economic conditions, as well as other risks detailed in Butler's 2002 Annual Report to Shareholders on page 16.